As filed with the Securities and Exchange Commission on January 28, 2021.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Mason Industrial Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2856616
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

110 E. 59th Street

New York, NY 10022

(212) 771-1200

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Michael Martino

c/o Mason Capital Management LLC

110 E. 59th Street

New York, NY 10022

(212) 771-1200

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Stephen Fraidin, Esq. Gregory P. Patti, Jr., Esq. Cadwalader, Wickersham & Taft LLP 200 Liberty Street New York, New York 10281 (212) 504-6000	Joel Rubinstein White & Case LLP 1221 Avenue of the Americas New York, New York 10020 Tel: (212) 819-8200 Fax: (212) 354-8113

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-252051

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Class A common stock, $0.0001 par value, and one-third of one redeemable warrant(2)	5,750,000 Units	$10.00	$57,500,000	$6,273.25(5)
Shares of Class A common stock included as part of the units(3)	5,750,000 Shares	—	—	—(4)
Redeemable warrants included as part of the units(3)	1,916,667 Warrants	—	—	—(4)
Total			$57,500,000	$6,273.25(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333-252051). Includes 750,000 units, consisting of 750,000 shares of Class A common stock and 250,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)

Pursuant to Rule 416(a), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).
(5)

The Registrant previously registered securities having a proposed maximum aggregate offering price of $460,000,000 on its Registration Statement on Form S-1, as amended (File No. 333-252051), which was declared effective by the Securities and Exchange Commission on January 28, 2021. In accordance with Rule 462(b) under the Securities Act, an additional number of securities having a proposed maximum offering price of $57,500,000 is hereby registered, which includes securities issuable upon the exercise of the underwriters’ over-allotment option.

The Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement on Form S-1 is being filed by Mason Industrial Technology, Inc., a Delaware corporation (the “Registrant”), pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and General Instruction V to Form S-1. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-252051) (the “Prior Registration Statement”), initially filed by the Registrant on January 12, 2021 and declared effective by the Securities and Exchange Commission on January 28, 2021. This Registration Statement covers the registration of an additional 5,750,000 of the Registrant’s units (including 750,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any), each consisting of one share of the Registrant’s Class A common stock, $0.0001 par value per share, and one-third of one warrant, each whole warrant entitling the holder thereof to purchase one share of the Registrant’s Class A common stock. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

(a) Exhibits. All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (SEC File No. 333-252051) are incorporated by reference into, and shall be deemed a part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

Exhibit No.	Description

5.1	Opinion of Cadwalader, Wickersham & Taft LLP, Counsel to Registrant.

23.1	Consent of Marcum LLP.

23.2	Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5.1).

24	Power of Attorney (included on signature page to the Registrant’s Prior Registration Statement (File No. 333-252051)) filed on January 12, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 28th day of January, 2021.

MASON INDUSTRIAL TECHNOLOGY, INC.

By:	/s/ Edward A. Rose III
Edward A. Rose III
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Edward A. Rose III Edward A. Rose III	Chief Executive Officer and Director (Principal Executive Officer)	January 28, 2021

/s/ Derek Satzinger Derek Satzinger	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	January 28, 2021

/s/ Michael E. Martino Michael E. Martino	Director	January 28, 2021

/s/ Philip B. Whitehead Philip B. Whitehead	Director	January 28, 2021

/s/ Diane M. Parisi Diane M. Parisi	Director	January 28, 2021

/s/ James L. Bauman James L. Bauman	Director	January 28, 2021

/s/ William B. Plummer William B. Plummer	Director	January 28, 2021

/s/ Marshall Clement Sanford, Jr. Marshall Clement Sanford, Jr.	Director	January 28, 2021

/s/ Pamela Chepiga Pamela Chepiga	Director	January 28, 2021